As filed with the Securities and Exchange Commission on March 9, 2001
                                                   Registration No. 333- _______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ALLEGHENY ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

            MARYLAND                                     13-5531602
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              10435 Downsville Pike
                            Hagerstown, MD 21740-1766
                                 (301) 790-3400
               (Address, including zip code and telephone number,
       including area code, of Registrant's principal executive offices)

                            THOMAS K. HENDERSON, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             ALLEGHENY ENERGY, INC.
                              10435 DOWNSVILLE PIKE
                            HAGERSTOWN, MD 21740-1766
                                 (301) 790-3400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                   Copies to:

ROBERT E. BUCKHOLZ, JR., ESQ.                          RAYMOND W. WAGNER, ESQ.
     SULLIVAN & Cromwell                             Simpson Thacher & Bartlett
      125 Broad Street                                  425 Lexington Avenue
New York, New York 10004-2498                      New York, New York 10017-3954
       (212) 558-4000                                      (212) 455-2000
                                   ----------
         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./_/
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                        CALCULATION OF REGISTRATION FEE
================================================================================
        TITLE OF                PROPOSED MAXIMUM                AMOUNT OF
EACH CLASS OF SECURITIES       AGGREGATE OFFERING              REGISTRATION
    TO BE REGISTERED                 PRICE                        FEE (2)
--------------------------------------------------------------------------------
Common Stock, par value           $575,000,000                   $143,750
$1.25 per Share, together
with Stock Purchase Rights,
if any(1)
================================================================================
(1) Includes stock purchase rights pursuant to the Stockholder Protection Rights Agreement, dated as of March 2, 2000, between Allegheny Energy, Inc. and ChaseMellon Shareholder Services L.L.C., as Rights Agent. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the common stock and will be transferred only with the common stock. The value attributable to such stock purchase rights, if any, is reflected in the market price of the common stock.

(2) Pursuant to Rule 457(o) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

The information in this prospectus is not complete and may be changed. We may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                       SUBJECT TO COMPLETION, DATED  , 2001

                                  $575,000,000

                             ALLEGHENY ENERGY, INC.

                                  Common Stock

                            -------------------------


         Allegheny may offer and sell from time to time, or all at one time, up shares of common stock with a maximum aggregate offering price of $575,000,000. The number of shares, offering price and other terms of the offering will be set forth in a supplement to this prospectus. The common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange under the symbol "AYE."

         You should read this prospectus and the prospectus supplement carefully before you invest.

         We may sell the common stock to underwriters, through agents or directly to other purchasers. The prospectus supplement will include the names of any underwriters or agents.

                             -----------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------















                             Prospectus dated  , 2001

ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell the common stock described in this prospectus in one or more offerings with a maximum aggregate offering price of $575,000,000. This prospectus provides you with a description of the common stock that we may offer.

         Each time we sell common stock, we will provide a "prospectus supplement" that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described in the section entitled "Where You Can Find More Information" on page 7.

         For more information about us or the common stock, you should read the exhibits, financial statements, notes and schedules filed or incorporated by reference with our registration statement.


ABOUT ALLEGHENY ENERGY, INC.

         Allegheny Energy, Inc., incorporated in Maryland in 1925, is a diversified utility holding company. We derive substantially all of our income from the operations of our subsidiaries:

     o Allegheny Energy Supply Company, LLC, which we refer to as Supply, is a company that owns, operates and markets competitive retail and wholesale electric generation,

     o Monongahela Power Company, The Potomac Edison Company and West Penn Power Company, which are regulated utility operating companies, and

     o Allegheny Ventures, Inc., which actively invests in and develops telecommunications and energy-related projects.

         Our executive offices are located at 10435 Downsville Pike, Hagerstown, MD 21740-1766, and our telephone number is (301) 790-3400. Unless the context otherwise indicates, the terms "Allegheny," "we," "us" or "our" means Allegheny Energy, Inc. and its consolidated subsidiaries.


RECENT DEVELOPMENTS

         On January 8, 2001, we announced that, together with our subsidiaries Supply and Allegheny Energy Global Markets, LLC, which we refer to as Global Markets, we have entered into an asset purchase agreement pursuant to which Supply and Global Markets intend to purchase the global energy commodity marketing and trading unit of Merrill Lynch Capital Services, Inc. for $490 million plus 2% equity interest in Supply. We anticipate that the acquisition will be completed in March 2001.

         On November 14, 2000, we announced that Supply entered into a purchase agreement with Enron North America Corp. pursuant to which Supply intends to acquire natural gas-fired merchant generating facilities from Enron North America for $1.028 billion. This 1,710-megawatt acquisition includes plants in Gleason, TN, Wheatland, IN and Manhattan, IL. The acquisition is conditioned upon customary regulatory approvals, including approval of the Securities and Exchange Commission. We anticipate that the acquisition will be completed in the second quarter of 2001.


USE OF PROCEEDS

         Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of the common stock to fund a portion of the $1.028 billion purchase price of Supply's acquisition of three wholesale generation facilities from Enron North America Corp. The proceeds will either be loaned or contributed to Supply. The balance of the purchase price will be funded through borrowings by Supply.


DESCRIPTION OF THE COMMON STOCK

         In this section, we describe the material features and rights of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to applicable Maryland law, our charter, by-laws and the Allegheny Stockholder Protection Rights Agreement, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" on page 7.

         General. We are authorized to issue 260,000,000 shares of common stock, having a par value of $1.25 per share. The common stock is the only class of our capital stock authorized or outstanding. Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. As of December 31, 2000, there were 110,436,317 shares of our common stock outstanding, held by 40,589 holders of record.

         All outstanding shares of our common stock are, and any common stock offered by a prospectus supplement, will be, duly authorized, fully paid and nonassessable.

         Dividend Rights. As a Maryland corporation and a public utility holding company, we are subject to statutory and regulatory limitations on the authorization and payment of dividends. Subject to these restrictions, our board of directors may declare dividends on our common stock, payable at such times as the board of directors may determine, out of legally available retained earnings or net income. Supplemental indentures relating to outstanding bonds of subsidiaries contain dividend restrictions, under the most restrictive of which $69 million of consolidated retained earnings at December 31, 2000 is not available for cash dividends on their capital stock. Retained earnings available for dividends on our common stock amounted to $874 million at December 31, 2000.

         If we declare a dividend, the holders of our common stock are entitled to receive and share ratably in it. We will pay a dividend declared on the common stock to the record holders as they appear in the register on the record date for that dividend. The record date will not be more than forty days before the dividend payment date, as fixed by our board of directors.

         Liquidation Rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive a ratable portion of the assets available for distribution to stockholders after the satisfaction in full of all the prior rights of our creditors, including holders of our indebtedness and all liabilities.

         Voting Rights. The holders of our common stock possess exclusive voting rights in Allegheny, including the right to elect our board of directors and act on any matters required to be presented to them under Maryland law or otherwise presented to them by our board of directors. Holders of our common stock are entitled to one vote per share, with the right to cumulative voting in the elections of directors. Cumulative voting means that each stockholder entitled to vote in the election of directors has the right to that number of votes equal to the number of shares of stock held by that stockholder multiplied by the number of directors to be elected. These votes may be cast for a single director or for any two or more directors standing for election.

         Under Maryland law and our charter, the members of our board of directors are divided into three classes, as equal in size as possible. The members of each class of directors serve a three-year term, and the terms of the classes are staggered so that only one class is elected annually. Directors may be removed with cause by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors. Vacancies on the board of directors are filled by the affirmative vote of a majority of the remaining directors, and any director elected to fill a vacancy holds office for the remainder of the term of the class to which he is elected.

         Under Maryland law, a person that acquires "control shares" of a Maryland corporation has no voting rights with respect to those control shares unless the acquisition of the control shares is approved by two-thirds of the stockholders, not including the acquiror, officers or executive directors of the corporation. Control shares are those voting shares of stock which, when aggregated with all other shares of stock owned or controlled by the acquiror, give the acquiror voting power within certain statutory ranges. The acqiror is not able to vote shares within any range of voting power for which stockholder approval has not be obtained.

         The Maryland control share statute does not apply to shares acquired in a merger, consolidation or share exchange in which the corporation is a party or if the control share acquisition is approved or expemted by the charter or bylaws of the corporation.

         Pre-emptive Rights. No holder of our common stock is entitled as a matter of right to subscribe to any new or additional shares of common stock, or any security convertible into common stock, unless the new or additional common stock is offered for money and other than by a public offering. If these pre-emptive rights become available to the holders of our common stock, the period during which they may be exercised may be limited by the board to no less than ten days after the mailing of the notice announcing their availability.

         The holders of our common stock have no conversion or redemption rights.


STOCKHOLDER PROTECTION RIGHTS AGREEMENT

         General. Each share of our common stock has attached it to one right. This right is represented by the same certificate representing the common stock (or in the case of uncertificated common stock, by the registration of the associated share of common stock on our stock transfer books). Until the separation date, which we describe below, the rights are transferred only with the common stock. The rights are not exercisable until after the separation date and they are subject to redemption or exchange, as described below. The rights have an exercise price of $100 per right, subject to antidilution adjustment. The rights expire at the close of business on March 6, 2010, unless we redeem them earlier. Holding unexercised rights gives you no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

         Separation Date; Separation of Rights from the Common Stock. The rights will separate from our common stock at the earlier of two possible times. The first such time is ten business days following a public announcement that a person or group of affiliated or associated persons (which we refer to as an "acquiring person") has acquired, or has the right to acquire, the ownership of 15% or more of the outstanding shares of our common stock. This is referred to as the "share acquisition date". The second possible time is ten business days, or a later date if so determined by our board of directors prior to any person becoming an acquiring person, following the commencement of a tender or exchange offer which would result in an acquiring person owning 15% or more of the outstanding shares of our common stock. This is referred to as the "Flip-In Date".

         Exercise of Rights. If any person or group becomes an acquiring person, we will provide that each holder of a right, other than rights beneficially owned by the acquiring person, whose rights will then be null and void, will have the right to receive, upon exercise of the right at the current exercise price, that number of shares of our common stock having a market value of two times the exercise price of the right. If we are acquired in a merger or other business combination transaction in which the acquiring person is treated differently from other stockholders, or is a party to the transaction, or if 50% or more of our consolidated assets or earning power are sold after a person or group has become an acquiring person, we will provide that each holder of a right will have the right to receive, upon exercise of the right at the current exercise price, that number of shares of common stock of the acquiring company which, at the time of the transaction, have a market value of two times the exercise price of the right.

         Redemption or Exchange of Rights. At any time prior to the tenth day after a share acquisition date, we may redeem the rights in whole, but not in part, at a price of $0.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors may establish in its sole discretion. At any time after a Flip-In Date and prior to the time when an acquiring person beneficially owns more than 50% of our outstanding common stock, we may exchange the rights, other than rights beneficially owned by the acquiring person, whose rights will then be null and void, for shares of common stock at the rate of one share per right, subject to antidilution adjustment.

         Anti-takeover Effects. The rights will not prevent a takeover of us. However, the rights may substantially dilute the voting strength of a person or group that acquires 15% or more of our common stock, unless the rights are first redeemed. The rights should not interfere with a transaction that is in the best interests of us and our stockholders because the rights can be redeemed on or prior to the Flip-In Date, before the consummation of any transaction.


PLAN OF DISTRIBUTION

         We may sell the common stock:

     o to or through underwriting syndicates represented by managing underwriters;

     o through one or more underwriters without a syndicate for them to offer and sell to the public;

     o   through dealers or agents; or

     o to investors directly in negotiated sales or in competitively bid transactions.

         Any underwriter or agent involved in the offer and sale of the common stock will be named in the prospectus supplement.

         The prospectus supplement will describe:

     o the terms of the offering of the common stock, including the name of the agent or the names of any underwriters;

     o   the public offering or purchase price;

     o any conditions under which underwriters may have the option to purchase additional shares of common stock from us;

     o any discounts, concessions or commissions to be allowed or reallowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

     o any discounts and commissions to be allowed or paid to dealers and any securities exchanges on which the common stock may be listed;

     o any transactions that underwriters may undertake in the open market in connection with the offering of common stock, including short sales, stabilizing transactions and purchases to cover positions created by short sales.

         Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the common stock being offered by that prospectus supplement.

         Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against civil liabilities, including liabilities under the Securities Act; or to contributions from us with respect to payments which the underwriters, dealers or agents may be required to make as a result of those civil liabilities.

         Underwriters to whom we sell common stock for public offering and sale are obliged to purchase all of those particular shares of common stock if any are purchased. This obligation is subject to customary conditions and may be modified in the applicable prospectus supplement.

         Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.


VALIDITY OF THE COMMON STOCK

         Sullivan & Cromwell, New York, New York, will pass upon the validity of the common stock for us. Simpson Thacher & Bartlett, New York, New York, will pass upon the validity of the common stock for any underwriters or agents.


EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 and the financial statements included in our Current Report on Form 8-K filed on March 9, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under Item 9 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus and registration statement. We furnished information under Item 9 of our Current Reports on Form 8-K on October 27, October 31, November 16 and December 20, 2000 and January 8, January 9 and March 1, 2001.

         We incorporate by reference the documents listed below, any filings that we make after the date of filing the initial registration statement and prior to the effectiveness of that registration statement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the common stock that we have registered.

     o   The Annual Report on Form 10-K for the year ended December 31, 1999;

     o The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and

     o The Current Reports on Form 8-K filed March 6, March 7, April 27, May 24, June 5, July 27, August 17, September 1 and October 27, 2000 and January 8, January 26 and March 9, 2001.

         You may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

                  Allegheny Energy, Inc.
                  10435 Downsville Pike
                  Hagerstown, MD  21740-1766
                  Attention:   Marleen L. Brooks
                               Secretary
                  Telephone:  (301) 665-2704

         We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*
          -------------------------------------------

                                                                    Estimated
                                                                     Amounts
                                                                  --------------

Securities and Exchange Commission registration fee                  $143,750
under the 1933 Act

Printing and engraving expenses                                       $50,000

Legal fees and expenses                                              $100,000

Accountants' fees and expenses                                        $25,000

Stock Exchange Listing fees                                           $48,150

Blue Sky expenses                                                      $7,500

Transfer Agent fees                                                    $5,000

Miscellaneous                                                         $15,000
                                                                  --------------
Total                                                                $394,400

* Except for the Securities and Exchange Commission registration fee, all fees and expenses are estimated. All of the above fees and expenses will be borne by the Registrant.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

         Under Article XIII of the Articles of Incorporation of the Company,
Article VI of the By-laws of the Company, as amended, and Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, directors and officers are entitled to indemnification by Allegheny against liability which they may incur in their respective capacities as directors and officers under certain circumstances. Directors and Officers' Liability Insurance is carried in an amount of $85,000,000 with a $500,000 corporate reimbursement. In the Underwriting Agreement, each underwriter will agree to indemnify the directors of, certain officers of, and persons who control Allegheny, within the meaning of the Securities Act of 1933, against liabilities resulting from information that such underwriter supplies for the Registration Statement.

ITEM 16.  EXHIBITS.
          --------

  Exhibit
  Number       Description
----------     -----------

         *1    Underwriting Agreement

       4(a) Articles of Restatement of Charter of Allegheny Energy, Inc., as amended September 16, 1997 (incorporated herein by reference to Exhibit 3.1 of Allegheny's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-267))

       4(b) Articles Supplementary of Allegheny Energy, Inc., dated July 15, 1999 (incorporated herein by reference to Exhibit 3.1 of Allegheny's Current Report on Form 8-K, as filed with the Commission on July 20, 1999 (File No. 1-267)).

       4(c) By-laws of Allegheny Energy, Inc., as amended (incorporated herein by reference to Exhibit 3.2 of Allegheny's Annual Report on Form 10-K, for the year ended December 31, 1999 (File No. 1-267)).

       4(d) Stockholder Protection Rights Agreement, dated as of March 2, 2000, between Allegheny Energy, Inc. and ChaseMellon Shareholder Services L.L.C., as Rights Agent (incorporated herein by reference to Exhibit 4 of Allegheny's Current Report on Form 8-K, as filed with the Commission on March 6, 2000 (File No. 1-267)).

     **4(e)    Form of Common Stock Certificate.

          5    Opinion of Sullivan & Cromwell.

         10 Purchase and Sale Agreement, dated as of November 13, 2000, by and between Enron North America Corp. and Allegheny Energy Supply Company, L.L.C. (incorporated herein by reference to Exhibit 10 of Allegheny's Quarterly Report on Form 10-Q, as filed with the Commission on November 14, 2000 (File No. 1-267)).

      23(a)    Consent of Independent Accountants, PricewaterhouseCoopers LLP.

      23(b) Consent of Sullivan & Cromwell (included in their opinion filed as Exhibit 5 hereto).

         24    Power of Attorney (included in the "Signatures" page hereto).

----------
*         To be filed as an Exhibit to a Current Report on Form 8-K.

**        To be filed by amendment.

ITEM 17.  UNDERTAKINGS.
          ------------

(1)  The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hagerstown, Maryland, on March 1, 2001.


                                             ALLEGHENY ENERGY, INC.


                                             By:  /s/ Alan J. Noia
                                                  ------------------------------
                                             Name:  Alan J. Noia
                                             Title: Chairman, President &
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas K. Henderson, Terence A. Burke and Marleen
L. Brooks, and each of them, with full power to act without the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any related registration statement to be filed pursuant to Rule 462(b) (including any amendment thereto) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on March 1, 2001.

            Signature                                      Title
            ---------                                      -----

   /s/ Alan J. Noia                         Chairman, President, Chief Executive
------------------------------------                Officer and Director
          (Alan J. Noia)                       (Principal Executive Officer)

   /s/ Regis F. Binder                          Vice-President and Treasurer
------------------------------------            (Principal Financial Officer)
         (Regis F. Binder)

   /s/ Thomas J. Kloc                          Vice-President and Controller
------------------------------------           (Principal Accounting Officer)
         (Thomas J. Kloc)

   /s/ Eleanor Baum                           Member of the Board of Directors
------------------------------------
          (Eleanor Baum)

   /s/ Lewis B. Campbell                      Member of the Board of Directors
------------------------------------
        (Lewis B. Campbell)

   /s/ Wendell F. Holland                     Member of the Board of Directors
------------------------------------
        (Wendell F. Holland)

            Signature                                      Title
            ---------                                      -----


    /s/ Phillip E. Lint                       Member of the Board of Directors
------------------------------------
          (Phillip E. Lint)

    /s/ Frank A. Metz, Jr.                    Member of the Board of Directors
------------------------------------
         (Frank A. Metz, Jr.)

    /s/ Steven H. Rice                        Member of the Board of Directors
------------------------------------
           (Steven H. Rice)

    /s/ Gunnar E. Sarsten                     Member of the Board of Directors
------------------------------------
          (Gunnar E. Sarsten)

                                INDEX TO EXHIBITS

  Exhibit
  Number       Description
----------     -----------

         *1    Underwriting Agreement

       4(a) Articles of Restatement of Charter of Allegheny Energy, Inc., as amended September 16, 1997 (incorporated herein by reference to Exhibit 3.1 of Allegheny's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-267))

       4(b) Articles Supplementary of Allegheny Energy, Inc., dated July 15, 1999 (incorporated herein by reference to Exhibit 3.1 of Allegheny's Current Report on Form 8-K, as filed with the Commission on July 20, 1999 (File No. 1-267)).

       4(c) By-laws of Allegheny Energy, Inc., as amended (incorporated herein by reference to Exhibit 3.2 of Allegheny's Annual Report on Form 10-K, for the year ended December 31, 1999 (File No. 1-267)).

       4(d) Stockholder Protection Rights Agreement, dated as of March 2, 2000, between Allegheny Energy, Inc. and ChaseMellon Shareholder Services L.L.C., as Rights Agent (incorporated herein by reference to Exhibit 4 of the Allegheny's Current Report on Form 8-K, as filed with the Commission on March 6, 2000 (File No. 1-267)).

     **4(e)    Form of Common Stock Certificate.

          5    Opinion of Sullivan & Cromwell.

         10 Purchase and Sale Agreement, dated as of November 13, 2000, by and between Enron North America Corp. and Allegheny Energy Supply Company, L.L.C. (incorporated herein by reference to Exhibit 10 of Allegheny's Quarterly Report on Form 10-Q, as filed with the Commission on November 14, 2000 (File No. 1-267)).

      23(a)    Consent of  Independent  Accountants, PricewaterhouseCoopers LLP.

      23(b) Consent of Sullivan & Cromwell (included in their opinion filed as Exhibit 5 hereto).

         24    Power of Attorney (included  in  the  "Signatures"  page hereto).

----------
*         To be filed as an Exhibit to a Current Report on Form 8-K.
**        To be filed by amendment.